UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2022

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1917 Four Wheel Drive Oshkosh, Wisconsin		54902
(Address of principal executive offices)		(Zip Code)

(920) 502-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 26, 2022, Oshkosh Corporation (the “Company”) issued a news release (the “News Release”) announcing its earnings for the three months ended December 31, 2021. A copy of such news release is furnished as Exhibit 99.1 and is incorporated by reference herein.

On January 26, 2022, the Company is holding a conference call in connection with the Company’s announcement of its earnings for the three months ended December 31, 2021. An audio replay of such conference call and the related question and answer session along with a December 31, 2021 slide presentation utilized during the call will be available for at least twelve months on the Company’s website at www.oshkoshcorp.com.

The information, including, without limitation, all forward-looking statements, contained in the News Release and related slide presentation on the Company’s website (the “Slide Presentation”) or provided in the conference call and related question and answer session speaks only as of January 26, 2022. The Company assumes no obligation, and disclaims any obligation, to update information contained in the News Release and the Slide Presentation or provided in the conference call and related question and answer session. Investors should be aware that the Company may not update such information until the Company’s next quarterly earnings conference call, if at all.

The News Release and the Slide Presentation contain, and representatives of the Company may make during the conference call and the related question and answer session, statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the News Release and the Slide Presentation or made during the conference call and related question and answer session, including, without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, plans and objectives of management for future operations, and compliance with credit agreement covenants are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan,” or the negative thereof or variations thereon or similar terminology. The Company cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, without limitation, those set forth under the caption “Risk Factors” below. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission.

In this Current Report on Form 8-K, “we,” “us” or “our” refers to Oshkosh Corporation.

RISK FACTORS

Business and Operational Risks

The novel coronavirus (COVID-19) pandemic has disrupted our operations and could have a material adverse effect on our business and financial condition.

As a result of the COVID-19 pandemic, governments across the world have implemented numerous measures to attempt to contain or lessen the impact of the virus on their populations, such as travel bans, quarantines, shut-downs and shelter in place orders. The COVID-19 pandemic has disrupted our operations and is expected to continue to negatively impact our operations in numerous ways, including but not limited to those outlined below:

•

The rapid increase in demand as the COVID-19 pandemic wanes coupled with increasing COVID infection rates has caused and is expected to continue to cause significant stress on global supply chains, resulting in parts or components shortages and/or inefficiencies in production. For example, supply chain disruptions adversely impacted sales by approximately $50 million during the three months ended December 31, 2021 and it is likely that parts or components shortages could limit our production in the future.

•

President Biden issued an Executive Order that requires federal employees and contractors, including federal contractors and subcontractors, to be vaccinated against the coronavirus. Occupational Safety and Health Administration (OSHA) also issued an Emergency Temporary Standard requiring employers with at least 100 employees to require their employees to get vaccinated or submit to regular COVID-19 testing (although the U.S. Supreme Court recently blocked the mandate). The implementation of such government mandated vaccination or testing mandates may impact our ability to retain current employees and attract new employees. Further, implementation could also have similar consequences for our subcontractors, which may impact their ability to deliver the goods and services we need from them.
•

Because working remotely has become more prevalent and accepted as a result of the COVID-19 pandemic, companies could determine that it will be acceptable for employees to work from their homes on a long-term basis, which could reduce demand for future nonresidential construction, which in turn could reduce demand for access equipment, refuse collection vehicles and concrete mixers.

•	Our customers may experience financial hardships during the COVID-19 pandemic that could result in lower demand for our products and/or default on financial and other commitments to us.

The impacts that we list above and other impacts of the COVID-19 pandemic are likely to also have the effect of heightening many of the other risks that we describe in this Current Report on Form 8-K. The impact of the COVID-19 pandemic continues to evolve and its ultimate duration, severity and disruption to our business, customers and supply chain, and the related financial impact to us, cannot be accurately forecasted at this time. Should such disruption continue for an extended period, the adverse effect on our business, results of operations, financial condition and/or cash flows could be more severe than previously anticipated.

We are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases.

We have experienced, and in the future are likely to experience, significant disruption or termination of the supply of some of our parts, materials, components and final assemblies that we obtain from suppliers or subcontractors. For example, the rapid increase in demand as the COVID-19 pandemic wanes has caused, and is expected to continue to cause, significant stress on global supply chains. Delays in obtaining parts, materials, components and final assemblies may result from a number of factors affecting our suppliers including capacity constraints, labor shortages or disputes, supplier product quality issues, suppliers’ impaired financial condition and suppliers’ allocations to other purchasers. These risks are increased in a weak economic environment or when demand increases coming out of an economic downturn. Such disruptions have resulted and could further result in manufacturing inefficiencies caused by us having to wait for parts to arrive on production lines, could delay sales and could result in a material adverse effect on our results of operations, financial condition, and/or cash flows.

We are dependent on our suppliers of engines and other power sources to continue to timely deliver such components that meet applicable emissions regulations and customer preferences. If we fail to have adequate relationships with suppliers that will supply appropriate engines and powertrain components to us or fail to timely receive appropriate components from our suppliers, that could result in our being placed in an uncompetitive position or without finished product when needed.

Fluctuations in prices of raw material and other inputs may adversely impact our results.

We purchase, directly and indirectly through component purchases, significant amounts of steel, aluminum and other commodities. Steel, aluminum, and other commodity prices have historically been highly volatile. For example, U.S. hot rolled steel prices more than doubled between September 2020 and December 2021. Costs for these items may continue to increase and/or remain elevated in the future due to one or more of the following: a sustained economic recovery, the level of tariffs that the U.S. imposes on imported steel and aluminum or a weakening U.S. dollar.

In addition, the cost of parts, materials, components or final assemblies may significantly increase for reasons other than changes in commodity prices. Factors such as supply and demand, freight costs, availability of transportation, availability of labor, inventory levels, the level of imports, the imposition of duties and tariffs and other trade barriers and general economic conditions may affect the price of our parts, materials, components or final assembly purchases.

Increases in parts, materials, components or final assemblies costs negatively impact the profitability of orders in backlog as prices on those orders are usually fixed. If we are not able to recover cost increases through surcharges or permanent price increases to our customers, then such increases will have an adverse effect on our financial condition, profitability and/or cash flows. Furthermore, surcharges and permanent price increases may not be accepted by our customers, resulting in them choosing to order from our competitors instead of us or delaying orders to us. Any significant decrease in orders could have an adverse effect on our financial condition, profitability and/or cash flows. Additionally, if costs decrease and we are unable to negotiate timely component cost decreases commensurate with any decrease in costs, then our higher component costs could put us at a material disadvantage as compared to our competition which could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

Our dependency on contracts with U.S. and foreign government agencies subjects us to a variety of risks that could materially reduce our revenues or profits.

We are dependent on U.S. and foreign government contracts for a substantial portion of our business. Approximately 33% of our sales in fiscal 2021 were to the U.S. government. That business is subject to the following risks, among others, that could have a material adverse effect on our operating performance:

•

The Weapon Systems Acquisition Reform Act and the Competition in Contracting Act require competition for U.S. defense programs in most circumstances. Competition for U.S. Department of Defense (DoD) programs that we currently have could result in the U.S. government awarding future contracts to another manufacturer or the U.S. government awarding the contracts to us at lower prices and operating margins than we experience under the current contracts. The U.S. Army has stated that it is its intent to recompete the production contract for the Joint Light Tactical Vehicle (JLTV) Family of Vehicles. There are a number of competitors vying for the new contract and there is no assurance that we will be successful in competing for the new contract. We expect the new contract to be awarded in the fourth quarter of 2022.

•

Competitions for U.S. government contracts are intense, and we cannot provide any assurance that we will be successful in current or future procurement competitions in which we participate. In addition, the U.S. government has become more aggressive in seeking to acquire the design rights to the Company’s current and potential future programs to facilitate competition for manufacturing our vehicles. The willingness of bidders to license their design rights to the DoD was an evaluation factor in the JLTV and Family of Medium Tactical Vehicles A2 competitions.

•

Most of our contracts with the DoD are multi-year firm, fixed-price contracts. These contracts typically contain annual sales price increases. Under the JLTV contract, we bear the risk of material, labor and overhead cost escalation for the full eight years of the contract, which is three to five years longer than has been the case under our other defense contracts. We attempt to limit the risk related to raw material price fluctuations on prices for major defense components by obtaining firm pricing from suppliers at the time a contract is awarded. However, if these suppliers do not honor their contracts, then we could face margin pressure. Furthermore, if our actual costs on any of these contracts exceed our projected costs, it could result in profits lower than historically realized or than we anticipate or net losses under these contracts.

•

Our business is susceptible to changes in the annual U.S. defense budget. Such changes may reduce revenues that we expect in our Defense segment, especially in light of federal budget pressures, lower levels of U.S. ground troops deployed in foreign conflicts and the level of defense funding that will be allocated to the DoD’s tactical wheeled vehicle strategy generally.

•

The U.S. government may not budget for or appropriate funding that we expect for our U.S. government contracts, which may prevent us from realizing revenues under current contracts or receiving additional orders that we anticipate we will receive. The DoD could also seek to reprogram certain funds originally planned for the purchase of vehicles we manufacture under the current defense budget allocations. The U.S. Army has identified its top modernization and readiness priorities and has re-programmed funds away from the Company’s JLTV program to support its modernization and readiness priorities and may re-program additional funds in the future.

•

The funding of DoD programs is subject to an annual congressional budget authorization and appropriations process. In years when the U.S. government has not completed its budget process before the end of its fiscal year, government operations are typically funded pursuant to a “continuing resolution,” which allows federal government agencies to operate at spending levels approved in the previous budget cycle but does not authorize new spending initiatives. When the U.S. government operates under a continuing resolution, delays can occur in the procurement of the products, services and solutions that we provide and may result in new initiatives being delayed or canceled, or funds could be reprogrammed away from our programs to pay for higher priority operational needs. The U.S. government is currently operating under a continuing resolution that funds the federal government through February 18, 2022. Furthermore, in years when the U.S. government fails to complete its budget process or to provide for a continuing resolution, a federal government shutdown may result. This could in turn result in the delay or cancellation of key programs, which could have a negative effect on our cash flows and adversely affect our future results. In addition, payments to contractors for services performed during a federal government shutdown may be delayed, which would have a negative effect on our cash flows.

•

Certain of our U.S. government contracts could be delayed or terminated, and all such contracts expire in the future and may not be replaced, which could reduce revenues that we expect under the contracts and negatively affect margins in our Defense segment.

•

Defense tactical wheeled vehicles contract awards that we receive may be subject to protests or lawsuits by competing bidders, which protests or lawsuits, if successful, could result in the U.S. government customer revoking part or all of any defense tactical wheeled vehicle contracts it awards to us and our inability to recover amounts we have expended in anticipation of initiating production under any such contract.

•

We must spend significant sums on product development and testing, bid and proposal activities, and pre-contract engineering, tooling and design activities in competitions to have the opportunity to be awarded these contracts.

•

As a U.S. government contractor, our DoD contracts and systems are subject to audit and review by the Defense Contract Audit Agency and the Defense Contract Management Agency. These agencies review our performance under our U.S. government contracts, our cost structure and our compliance with laws and regulations applicable to U.S. government contractors. Systems that are subject to review include, but are not limited to, our accounting systems, estimating systems, material management systems, earned value management systems, purchasing systems and government property systems. If improper or illegal activities, errors or system inadequacies come to the attention of the U.S. government, as a result of an audit or otherwise, then we may be subject to civil and criminal penalties, contract adjustments and/or agreements to upgrade existing systems as well as administrative sanctions that may include the termination of our U.S. government contracts, forfeiture of profits, suspension of payments, fines and, under certain circumstances, suspension or debarment from future U.S. government contracts for a period of time. Whether or not illegal activities are alleged and regardless of materiality, the U.S. government also has the ability to decrease or withhold certain payments when it deems systems subject to its review to be inadequate. These laws and regulations affect how we do business with our customers and, in many instances, impose added costs on our business.

•

Our Defense segment results may fluctuate significantly from time to time as a result of the start and completion of existing and new domestic and international contract awards that we may receive. A majority of our contracts in the Defense segment are large in size and require significant personnel and production resources, and when our government customers allow such contracts to expire or significantly reduce their vehicle requirements under such contracts, we must make adjustments to personnel and production resources. The start and completion of existing and new contract awards that we may receive can cause our Defense segment results to fluctuate significantly.

•

We periodically experience difficulties with sourcing sufficient vehicle carcasses from the U.S. military to maintain our defense tactical wheeled vehicles remanufacturing schedule, which can create uncertainty and inefficiencies for this area of our business.

Our markets are highly cyclical. Declines in these markets could have a material adverse effect on our operating performance.

The access equipment market is highly cyclical and impacted (i) by the strength of economies in general and customers’ perceptions concerning the timing of economic cycles, (ii) by residential and non-residential construction spending, (iii) by the ability of rental companies to obtain third-party financing to purchase revenue generating assets, (iv) by capital expenditures of rental companies in general, including the rate at which they replace aged rental equipment, which is impacted in part by historical purchase levels, (v) by the timing of regulatory standard changes, and (vi) by other factors, including oil and gas related activity. Refuse collection vehicle markets are also cyclical and impacted by the strength of economies in general, by municipal tax receipts and by the size and timing of capital expenditures, including replacement demand, by large waste haulers. The ready-mix concrete market that we serve is highly cyclical and impacted by the strength of the economy generally, by the number of housing starts and by other factors that may have an effect on the level of concrete placement activity, either regionally or nationally. Fire & emergency markets are cyclical later in an economic cycle and are impacted by the economy generally and by municipal tax receipts and capital expenditures. If demand for our products is lower than what we or the market expect, then there could be an adverse effect on our net sales, financial condition, profitability and/or cash flows.

The U.S. Postal Service (USPS) may not purchase quantities from us that we expect.

In February 2021, the USPS notified us that it selected us to build its Next Generation Delivery Vehicle (NGDV). The indefinite delivery, indefinite quantity (IDIQ) contract allows for the purchase of between 50,000 and 165,000 units over 10 years. To date, we have received an order for $482 million for engineering to finalize the production vehicle design and for tooling and factory build-out activities that are necessary prior to vehicle production. The USPS awards that we currently anticipate receiving from the USPS and our performance under the contract are subject to the following risks, among others, that could have a material adverse effect on our operating performance:

•	Budget constraints facing the USPS and continuously changing demands for postal services may result in the USPS ordering fewer units than we expect the USPS to award to us under the contract.
•	Engineering time to finalize the production vehicle design may be greater than we anticipate.
•	Tooling and factory build-out activities that we must complete prior to production may be greater than we anticipate.
•	We plan to use a new manufacturing facility to perform under the contract, and the costs and other challenges associated with recruiting and training a new workforce may be greater than we anticipate.
•

The USPS’ obligation to order the minimum order quantity under the contract (50,000 units) is contingent upon satisfactory completion by the USPS of the National Environmental Policy Act (NEPA) Environmental Impact Statement (EIS) process. Failure to complete this process in a satisfactory manner could result in a loss of the minimum quantity and prevent additional awards under the NGDV contract.

Our results could be adversely affected by severe weather, natural disasters, and other events in the locations in which we or our customers or suppliers operate.

We have manufacturing and other operations in locations prone to severe weather and natural disasters, including earthquakes, floods, hurricanes or tsunamis that could disrupt our operations. Our suppliers and customers also have operations in such locations. Severe weather or a natural disaster that results in a prolonged disruption to our operations, or the operations of our customers or suppliers could delay delivery of parts, materials or components to us or sales to our customers and could have a material adverse effect on our net sales, financial condition, results of operations and/or cash flows.

Disruptions within our dealer network could adversely affect our business.

Although we sell the majority of our products directly to the end user, we market, sell and service products through a network of independent dealers in the Fire & Emergency segment and in a limited number of markets for the Access Equipment and Commercial segments. As a result, our business with respect to these products is influenced by our ability to establish and manage new and existing relationships with dealers. While we have relatively low turnover of dealers, from time to time, we or a dealer may choose to terminate the relationship as a result of difficulties that our independent dealers experience in operating their businesses due to economic conditions or other factors, or as a result of an alleged failure by us or an independent dealer to comply with the terms of our dealer agreement. We do not believe our business is dependent on any single dealer, the loss of which would have a sustained material adverse effect upon our business. However, disruption of dealer coverage within a specific state or other geographic market could cause difficulties in marketing, selling or servicing our products and have an adverse effect on our net sales, financial condition, results of operations and/or cash flows.

In addition, our ability to terminate our relationship with a dealer is limited due to state dealer laws, which generally provide that a manufacturer may not terminate or refuse to renew a dealer agreement unless it has first provided the dealer with required notices. Under many state laws, dealers may protest termination notices or petition for relief from termination actions. Responding to these protests and petitions may cause us to incur costs and, in some instances, could lead to litigation resulting in lost opportunities with other dealers or lost sales opportunities, which may have an adverse effect on our net sales, financial condition, results of operations and/or cash flows.

Consolidation within our customer and dealer bases may impact our strategy, pricing and product margins.

Significant consolidation in our customer and dealer bases could enhance the influence of customers and dealers over our business strategy. Intensified consolidation in the industries we serve may provide our customers and dealers with additional leverage in negotiations around our product and service offerings. For example, the Access segment’s largest customers are rental companies that serve the end user equipment rental markets. Should larger access equipment customers continue to grow through the acquisition of smaller rental companies, their buying influence may grow and may impact the competitive environment within the industry. Similarly, the Fire & Emergency segment’s distribution channel is comprised of a relatively small number of dealers that if they were to consolidate may create additional pricing pressure, as well as concentrated credit exposures, as our reliance on a smaller group of larger individual dealerships increases. If that trend in customer and dealer consolidation continues, it could have an unfavorable impact on our pricing and product margins.

Competition and Strategy Risks

We face significant competition in the markets we serve.

The markets in which we operate are highly competitive. We compete worldwide with a number of other manufacturers that produce and sell similar products. Our products primarily compete on the basis of brand awareness, product innovation, performance, quality, reliability, availability, price, service and support, ability to meet customer specifications and the extent to which a company offers single-source customer solutions. Certain of our competitors have greater financial, marketing, manufacturing, distribution and governmental affairs resources than we do, which may put us at a competitive disadvantage. We also face pricing pressure from international competitors that attempt to gain domestic market share through importing and selling products at below market prices, particularly in the Access Equipment segment. If competition in our industry intensifies or if our current competitors lower their prices for competing products, we may lose sales or be required to lower the prices we charge for our products. We cannot provide any assurance that our products will continue to compete effectively with the products of competitors or that we will be able to retain our customer base or improve or maintain our profit margins on sales to our customers.

If we are unable to continue to enhance existing products and develop new products that respond to customer needs and preferences, we may experience a decrease in demand for our products and our business could suffer.

One of our growth strategies is emphasizing our new product development as we seek to expand sales and margins by leading our core markets in the introduction of new or improved products and technologies. Our ability to match product improvements and new product offerings to diverse global customers’ anticipated needs for different types of products and various product features and functions, at acceptable prices, is critical to our success. We may not be able to compete as effectively, and ultimately satisfy the needs and preferences of our customers, unless we can continue to improve existing products and develop new innovative products in the global markets in which we compete. While we spent $103.1 million, $103.9 million and $99.0 million for research and development in fiscal 2021, 2020 and 2019, respectively, we cannot provide any assurance that this level of investment in research and development will be sufficient to maintain our competitive strength in product innovation, which could cause our business to suffer. Product improvements and new product introductions also require significant planning, design, development and testing at the technological, product and manufacturing process levels, and we may not be able to timely develop product improvements or new products. Our competitors’ new products may arrive in the market before our products arrive and be more attractive with more features and functions and/or lower prices than our products. If we are unable to provide continued technological improvements in our products that meet our customers’ or the industry’s expectations, then the demand for our products could be adversely affected.

In response to changes in customer preferences concerning global climate changes and related changes in regulations, we may face greater pressure to develop products that generate less greenhouse gas emissions. Many manufacturers foresee sales of electric-powered vehicles and mobile equipment becoming increasingly important to their businesses, and we may not have the expertise or resources to successfully address these pressures on a cost-effective basis. While we are developing and offering more propulsion choices in our products, such as electric-powered vehicles or mobile equipment, with lower emissions, this may require us to spend additional funds on product research and development and implementation costs and subject us to the risk that our competitors may respond to these pressures in a manner that gives them a competitive advantage. If we do not accurately predict, prepare for and respond to new kinds of technological innovations with respect to electric-powered vehicles or mobile equipment and other technologies that minimize emissions, competition from others could make our specialty vehicles or mobile equipment less desirable in the marketplace.

We are subject to fluctuations in exchange rates associated with our non-U.S. operations that could adversely affect our results of operations and may significantly affect the comparability of our results between financial periods.

Approximately 15% of our net sales in fiscal 2021 were attributable to products sold outside of the United States, of which approximately 52% involved export sales from the United States. The majority of export sales are denominated in U.S. dollars. Sales that originate outside the United States are typically transacted in the local currencies of those countries. Fluctuations in foreign currency can have an adverse impact on our sales and profits as amounts that are measured in foreign currency are translated back to U.S. dollars. We have sales of inventory denominated in U.S. dollars to certain of our subsidiaries that have functional currencies other than the U.S. dollar. The exchange rates between many of these currencies and the U.S. dollar have fluctuated significantly in recent years and may fluctuate significantly in the future. Such fluctuations, in particular those with respect to the Euro, the Chinese renminbi, the Canadian dollar, the Mexican peso, the Australian dollar and the British pound sterling, may have a material effect on our net sales, financial condition, profitability and/or cash flows and may significantly affect the comparability of our results between financial periods. In addition, any appreciation in the value of the U.S. dollar in relation to the value of the local currency of those countries where our products are sold will increase our costs of goods in our foreign operations, to the extent such costs are payable in U.S. dollars, and impact the competitiveness of our product offerings in international markets.

Our objective is to expand international operations and sales.

Expanding international operations and sales is a part of our growth strategy. International operations and sales are subject to various risks, including political, religious and economic instability, local labor market conditions, the imposition of foreign tariffs upon our products (which include tariffs in response to tariffs that the U.S. imposes) and other trade barriers, the impact of foreign government regulations and the effects of income and withholding taxes, sporadic order patterns, governmental expropriation, uncertainties or delays in collection of accounts receivable and differences in business practices. We may incur increased costs, including increased supply chain costs, and experience delays or disruptions in production schedules, product deliveries or payments in connection with international manufacturing and sales that could cause loss of revenues and earnings. Among other things, there are additional logistical requirements associated with international sales, which increase the amount of time between the completion of vehicle production and our ability to recognize related revenue. In addition, expansion into foreign markets requires the establishment of distribution networks and may require modification of products to meet local requirements or preferences. Establishment of distribution networks or modification to the design of our products to meet local requirements and preferences may take longer or be more costly than we anticipate and could have a material adverse effect on our ability to achieve international sales growth. In addition, our entry into certain markets that we wish to enter may require us to establish a joint venture. Identifying an appropriate joint venture partner and creating a joint venture could be more time consuming, more costly and more difficult than we anticipate.

We may not be able to execute on our business strategy.

The Company’s strategy is grounded in its purpose of making a difference in the lives of those who build, serve, and protect communities around the world. The strategy is reflected in three simple words: Innovate. Serve. Advance. We cannot provide any assurance we will be able to successfully execute our business strategy due to a variety of risks, including our inability to design new products that meet our customers’ requirements and bring them to market; higher costs than anticipated to launch new products or delays in new product launches; our inability to expand our aftermarket parts and services availability; and slow adoption of our products in emerging markets and/or our inability to successfully expand into new markets.

We may not realize all of the anticipated benefits of our acquisitions.

We are continuously evaluating potential acquisitions to support our business strategy. As part of this evaluation process, we perform due diligence to identify potential risks associated with the potential transaction. We also make assumptions regarding future performance of the acquired business. We cannot provide any assurance we will be able to successfully achieve the benefits of any business acquisition due to a variety of risks, including the following:

•	Our failure to achieve the acquisition’s assumed future financial performance or realize assumed efficiencies or assumed cost reductions;
•	There may be a cultural mismatch that exists between us and the acquired business;
•	We may incur unforeseen expenses or liabilities or may be subject to other unanticipated regulatory or government actions related to the acquired business; and
•	We may incur higher transaction costs than expected.

Financial Risks

We are subject to changes in contract estimates.

We account for substantially all long-term contracts in the Defense segment utilizing the cost to cost method of percentage-of-completion accounting. This accounting requires judgment relative to assessing risks, estimating revenues and costs and making assumptions regarding the timing of receipt of delivery orders from our government customer and technical issues. Due to the size and nature of these contracts, the estimation of total revenues and costs is complicated and subject to many variables. We must make assumptions regarding expected increases in wages and employee benefits, engineering hours, productivity and availability of labor, material costs and allocated fixed costs. Changes to production costs, overhead rates, learning curves and/or supplier performance can also impact these estimates. Furthermore, under the revenue recognition accounting rules, we can only include units in our estimates of overall contract profitability after we have received a firm delivery order for those units. Because new orders have the potential to significantly change the overall profitability of cumulative orders received to date, particularly early in the contract when fewer overall units are on order, the period in which we receive those orders from the government will impact the estimated life-to-date contract profitability. Changes in underlying assumptions, circumstances or estimates could have a material adverse effect on our net sales, financial condition and/or profitability.

We may experience losses in excess of our recorded reserves for doubtful accounts, finance receivables, notes receivable and guarantees of indebtedness of others.

As of December 31, 2021, we had consolidated gross receivables of $986.2 million. In addition, we were subject to obligations to guarantee customer indebtedness to third parties of $742.6 million, under which we estimate our maximum exposure to be $131.7 million. We evaluate the collectability of receivables and our guarantees of indebtedness of others based on a combination of factors and establish reserves based on our estimates of potential current and future losses. In circumstances where we believe it is probable that a specific customer will have difficulty meeting its financial obligations, a specific reserve is recorded to reduce the net recognized receivable to the amount we expect to collect, and/or we recognize a liability for a guarantee we expect to pay, taking into account any amounts that we would anticipate realizing if we are forced to repossess the equipment that supports the customer’s financial obligations to us. We also establish additional reserves based upon our perception of the quality of the current receivables, the current financial position of our customers, past collections experience, and existing and future market conditions. Prolonged or more severe economic weakness may result in additional requirements for specific reserves. During periods of economic weakness, the collateral underlying our guarantees of indebtedness of customers or receivables can decline sharply, thereby increasing our exposure to losses. We also face a concentration of credit risk as the Access Equipment segment’s ten largest debtors at December 31, 2021 represented approximately 35% of our consolidated gross receivables. Some of these customers are highly leveraged. We may incur losses in excess of our recorded reserves if the financial condition of our customers were to deteriorate or the full amount of any anticipated proceeds from the sale of the collateral supporting our customers’ financial obligations is not realized. Our cash flows and overall liquidity may be materially adversely affected if any of the financial institutions that finance our customer receivables become unable or unwilling, due to unfavorable economic conditions, a weakening of our or their financial position or otherwise, to continue providing such credit.

An impairment in the carrying value of goodwill and other indefinite-lived intangible assets could negatively affect our operating results.

We have a substantial amount of goodwill and other indefinite-lived intangible assets on our balance sheet as a result of acquisitions we have completed. At December 31, 2021, approximately 85% of these intangibles were concentrated in the Access Equipment segment. We evaluate goodwill and indefinite-lived intangible assets for impairment at least annually, or more frequently if potential interim indicators exist that could result in impairment. Events and conditions that could result in impairment include a prolonged period of global economic weakness, a decline in economic conditions or a slow, weak economic recovery, a sustained decline in the price of our common stock, adverse changes in the regulatory environment, adverse changes in the market share of our products, adverse changes in interest rates, or other factors leading to reductions in the long-term sales or profitability that we expect. Determination of the fair value of a reporting unit includes developing estimates which are highly subjective and incorporate calculations that are sensitive to minor changes in underlying assumptions. Management’s assumptions change as more information becomes available. Changes in these events and conditions or other assumptions could result in an impairment charge in the future, which could have a significant adverse impact on our reported earnings.

Financing costs and restrictive covenants in our current debt facilities could limit our flexibility in managing our business and increase our vulnerability to general adverse economic and industry conditions.

Our credit agreement contains financial and restrictive covenants which, among other things, require us to satisfy quarter-end financial ratios. Our ability to meet the financial ratios in such covenants may be affected by a number of risks or events, including the risks described in this Current Report on Form 8-K and events beyond our control. The indenture governing our senior notes also contain restrictive covenants. Any failure by us to comply with these restrictive covenants or the financial and restrictive covenants in our credit agreement could have a material adverse effect on our financial condition, results of operations and debt service capability.

Our access to debt financing at competitive risk-based interest rates is partly a function of our credit ratings. A downgrade to our credit ratings could increase our interest rates, could limit our access to public debt markets, could limit the institutions willing to provide us credit facilities, and could make any future credit facilities or credit facility amendments more costly and/or difficult to obtain. In addition, a portion of our debt is subject to variable interest rates. An increase in general interest rates would also increase our cost of borrowing under our credit agreement.

Additional liabilities relating to changes in tax rates or exposure to additional income tax liabilities could adversely impact our financial condition and cash flow.

We are subject to income taxes in the U.S. and various non-U.S. jurisdictions. Our domestic and international tax liabilities are dependent upon the location of earnings among these different jurisdictions. Changes in our effective tax rate as a result of changes in tax laws or regulations and judicial or regulatory interpretations of those laws or regulations, the mix of earnings in countries with differing statutory tax rates, changes in overall profitability, changes in U.S. generally accepted accounting principles, or changes in the valuation of deferred tax assets could adversely affect our future results of operations. In addition, the amount of income taxes that the Company pays is subject to ongoing audits by U.S. federal, state and local tax authorities and by non-U.S. tax authorities. If these audits result in assessments different from amounts that the Company has reserved for potential tax liabilities, future financial results may include unfavorable adjustments to the Company’s tax liabilities, which could have a material adverse effect on the Company’s results of operations.

Cybersecurity Risks

Increased cybersecurity threats and more sophisticated computer crime pose a risk to our systems, networks, products and services.

As a defense contractor, we face many cyber and security threats that can range from attacks common to most industries, which could have financial or reputational consequences, to advanced persistent threats on our Defense programs, which could involve information that is considered a matter of national security. We rely extensively on information technology systems and networks, some of which third parties manage, supporting a variety of business activities. Operating these information technology systems and networks and processing and maintaining related data in a secure manner is critical to our business operations and strategy. Information technology security threats, from user error to cybersecurity attacks designed to gain unauthorized access to our systems, networks and data, are increasing in frequency and sophistication. Cybersecurity attacks may range from random attempts to coordinated and targeted attacks, including sophisticated computer crime and advanced persistent threats. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data. Cybersecurity attacks could also include attacks targeting the security, integrity and/or reliability of the hardware and software that we have installed in our products. It is possible that our information technology systems and networks, or those that third parties manage or provide, could have vulnerabilities, which could go unnoticed for a period of time. While we have utilized and continue to utilize various procedures and controls to mitigate such risks, we cannot assure that the actions and controls we have implemented and are implementing, or that we cause or have caused third-party service providers to implement, will be sufficient to protect our systems, information or other property. We have experienced cyber security threats and vulnerabilities in our systems and those of our third-party providers, and we have experienced viruses and attacks targeting our information technology systems and networks. Such prior events, to date, have not had a material impact on our financial condition, results of operations or liquidity. However, the potential consequences of a future material cybersecurity attack include reputational damage, litigation with third-parties, government enforcement actions, penalties, disruption to systems, unauthorized release of confidential or otherwise protected information, corruption of data, diminution in the value of our investment in research, development and engineering, and increased cybersecurity protection and remediation costs, which in turn could adversely affect our competitiveness, results of operations and financial condition.

Legal and Regulatory Risks

Our international sales and operations subject us to risks that may have a material adverse effect on our business.

As a result of our international operations and sales, we are subject to the Foreign Corrupt Practices Act (FCPA) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials for the purpose of obtaining or retaining business. Our international activities create the risk of unauthorized payments or offers of payments in violation of the FCPA by one of our employees, consultants, sales agents or distributors, because these parties are not always subject to our control. Any violations of the FCPA could result in significant fines, criminal sanctions against us or our employees, and prohibitions on the conduct of our business, including our business with the U.S. government. We are also increasingly subject to export control regulations, including, without limitation, the United States Export Administration Regulations and the International Traffic in Arms Regulations. Unfavorable changes in the political, regulatory or business climate could have a material adverse effect on our net sales, financial condition, profitability and/or cash flows.

We may be required to make material expenditures to comply with environmental laws and climate change regulations, or incur additional liabilities under these laws and regulations.

Both our products and the operation of our manufacturing facilities are subject to statutory and regulatory requirements. These include environmental requirements applicable to manufacturing and vehicle emissions, government contracting regulations, regulations impacting our supply chain and domestic and international trade regulations. A significant change to these regulatory requirements could substantially increase manufacturing costs, which could make our business results more variable.

Climate change attributed to increased levels of greenhouse gases, including carbon dioxide, has led to significant legislative and regulatory efforts to limit greenhouse gas emissions. These considerations may lead to new international, national, regional, or local legislation or regulatory response. The legislation of greenhouse gases could result in unfavorable financial impact through various forms including taxation, emission allowances, fines, requirements for facilities improvement investment and higher energy costs. The impact of any future greenhouse gas legislation, regulatory, or product standard requirements is unknown and therefore, we are uncertain of the potential impact that future changes may have.

Our global facilities, operations and products are subject to increasingly stringent environmental laws and regulations, including laws and regulations governing air emissions, noise, releases to soil and discharges to water and the generation, handling, storage, transportation, treatment, and disposal of non-hazardous and hazardous waste materials. Certain environmental laws impose strict, retroactive, and joint and several liability for the release of hazardous substances, even for conduct that was lawful at the time it occurred, or for the conduct of, or conditions caused by, prior operators, predecessors or other third parties. With respect to acquired properties and businesses, we conduct due diligence into potential environmental exposure. However, we cannot be certain that we have identified or will identify all adverse environmental conditions. We could be subject to fines, cleanup costs or other costs or damages under environmental laws if we are not in compliance with environmental regulations. We may be subject to other more stringent environmental laws in the future that could have a material adverse impact on our business, results of operation, and financial condition.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT INDEX

(99.1)Oshkosh Corporation Press Release dated January 26, 2022.

(104)Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: January 26, 2022	By:	/s/ Michael E. Pack
Michael E. Pack
Executive Vice President and
Chief Financial Officer